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                                                                    Exhibit (j)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 40 to the registration statement on Form N-1A ("Registration Statement") of our reports dated November 23, 2005, relating to the financial statements and financial highlights which appear in the September 30, 2005 Annual Reports to Shareholders of the Loomis Sayles Aggressive Growth Fund, Loomis Sayles Growth Fund, Loomis Sayles High Income Fund, Loomis Sayles Investment Grade Bond Fund, Loomis Sayles Limited Term Government and Agency Fund, Loomis Sayles Municipal Income Fund, Loomis Sayles Research Fund, Loomis Sayles Small Cap Growth Fund, Loomis Sayles Strategic Income Fund, Loomis Sayles Tax-Managed Equity Fund, Loomis Sayles Value Fund, and Loomis Sayles Worldwide Fund, each a series of Loomis Sayles Funds II, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Performance", "Financial Highlights", and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
Boston, Massachusetts
January 26, 2006